Exhibit 10.4
ADS TACTICAL, INC.

STOCKHOLDERS AGREEMENT
          Stockholders Agreement, dated as of this 1st day of July, 2011, by and among the stockholders listed on Schedule I hereto (the “Hillier Stockholders”); the stockholders listed on Schedule II hereto (the “Clarkson Stockholders”); the stockholders listed on Schedule III hereto (the “LaRose Stockholders”); and ADS Tactical, Inc., a Delaware corporation (the “Company”). The Hillier Stockholders, the Clarkson Stockholders and the LaRose Stockholders are hereinafter collectively referred to as the “Stockholders”.
R E C I T A L S
          WHEREAS, the Company and the Stockholders intend to publicly sell shares of Common Stock of the Company, pursuant to a registration statement on Form S-1 initially filed with the Securities and Exchange Commission on February 2, 2011 (the “Initial Public Offering”) on the terms and conditions set forth therein;
          WHEREAS, the Stockholders and the Company desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company and the disposition and voting of the shares of Common Stock Owned by the Stockholders as of the date hereof or acquired after the date hereof and on or prior to the date of the closing of the Initial Public Offering (the “Shares”).
          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:
          1. COVENANTS OF THE PARTIES
          (a) Legends. From and after the date hereof, the certificates evidencing the Shares Owned by the Stockholders will bear the following legend reflecting the restrictions on the transfer of such securities contained in this Agreement:
“The securities evidenced hereby are subject to the terms of that certain Stockholders Agreement, dated as of July 1, 2011, by and among the Company and certain investors identified therein, including certain restrictions on transfer. A copy of this Agreement has been filed with the Secretary of the Company and is available upon request.”
          (b) Hillier Representative. The parties hereto agree that Luke Hillier shall act as the representative of the Hillier Stockholders (the “Hillier Representative”) for the purposes specified in this Agreement. The Hillier Stockholders representing a majority in interest of the Hillier Stockholders may at any time select a new Hillier Representative; provided that prompt written notice of such change is given to the Clarkson Representative and the LaRose Representative.

          (c) Clarkson Representative. The parties hereto agree that Daniel Clarkson shall act as the representative of the Clarkson Stockholders (the “Clarkson Representative”) for the purposes specified in this Agreement. The Clarkson Stockholders representing a majority in interest of the Clarkson Stockholders may at any time select a new Clarkson Representative; provided that prompt written notice of such change is given to the Hillier Representative and the LaRose Representative.
          (d) LaRose Representative. The parties hereto agree that R. Scott LaRose shall act as the representative of the LaRose Stockholders (the “LaRose Representative” and, together with the Hillier Representative and the Clarkson Representative, the “Stockholder Representatives”) for the purposes specified in this Agreement. The LaRose Stockholders representing a majority in interest of the LaRose Stockholders may at any time select a new LaRose Representative; provided that prompt written notice of such change is given to the Hillier Representative and the Clarkson Representative.
          2. BOARD OF DIRECTORS.
          (a) Election of Directors. From and after the date hereof, the Stockholders and the Company shall take all action within their respective power, including but not limited to the voting of all Shares and any other capital stock of the Company Owned by them, required to include on the Board of Directors of the Company (the “Board”) at all times throughout the term of this Agreement, for so long as the Stockholders, collectively, hold at least 50% of the voting power of the issued and outstanding Voting Stock of the Company:
(A)	to the extent the Clarkson Stockholders, collectively, hold at least 1% of the voting power of the issued and outstanding Voting Stock of the Company, one representative designated by the Clarkson Representative (the “Clarkson Director”);

(B)	to the extent the LaRose Stockholders, collectively, hold at least 1% of the voting power of the issued and outstanding Voting Stock of the Company, one representative designated by the LaRose Representative (the “LaRose Director”); and

(C)	such other directors as may be designated by the Hillier Representative (the “Hillier Directors”).
As of the date hereof, the Clarkson Director shall be Daniel J. Clarkson and the LaRose Director shall be R. Scott LaRose.
          (b) Replacement Directors. In the event that the Clarkson Director, the LaRose Director or any of the Hillier Directors designated in the manner set forth in Section 2(a) hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Board (a “Withdrawing Director”), such Withdrawing Director’s replacement (the “Substitute Director”) will be designated by the Clarkson Representative, in the event the Withdrawing Director is the Clarkson Director, the LaRose Representative, in the event the Withdrawing Director is the LaRose Director, and the Hillier Representative, in the event the Withdrawing

Director is a Hillier Director, subject, in each case, to the prior consent of the Hillier Representative, such consent not to be unreasonably withheld. The Stockholders and the Company agree to take all action within their respective power, including but not limited to, the voting of Shares and any other capital stock of the Company Owned by them from time to time to cause the election of such Substitute Director as promptly as practicable following his or her nomination pursuant to this Section 2(b).
          3. TRANSFER OF STOCK
          (a) Rights of First Refusal.
               (i) Limitations on Transfer. No Transfer of Shares will be made or permitted by the Stockholders (other than (i) pursuant to a Permitted Transfer or (ii) pursuant to a Public Offering or a Rule 144 Sale) unless such Stockholder desiring to make the Transfer (hereinafter referred to as the “Transferor”) shall have first made an offer to sell such Shares to the Company and then to the Stockholder Representatives of the other Stockholders (the “Transferee Representatives”) in the manner contemplated by this Section 3(a), and such offers shall not have been accepted.
               (ii) Offer by Transferor. The Transferor shall make an offer, in writing, to the Company and the Transferee Representatives, which offer shall be irrevocable by its terms for 30 days following the delivery of such offer, to sell to the Company or, failing its election to purchase all of the Subject Shares (defined below), then to the Transferee Representatives, all of the Subject Shares, at the same price and for the same amount and form of consideration and on the same terms and conditions, as would govern the proposed transfer by the Transferor of Shares (the “Subject Shares”) to a bona fide third party (the “Third Party Offer”). The Transferor will attach a statement of intention to Transfer the Subject Shares to such third party, together with the name and address of the prospective third party transferee, the number of Subject Shares involved in the proposed Transfer, and the terms and conditions (including price and form of consideration) of the Third Party Offer (the “Statement”).
               (iii) Acceptance of Offer.
          (A) Within ten business days after the receipt of the offer described in Section 3(a)(ii), the Company may, at its option, elect to purchase some or all of the Subject Shares. The Company shall give notice of its intention to exercise, or that it does not intend to exercise, its option hereunder to the Transferor and to the Transferee Representatives within such ten business day period. Failure by the Company to give such notice within such ten business day period shall be deemed a failure to exercise its option hereunder. In the event that the Company delivers an election notice for less than all of the Subject Shares, such election notice shall not be effective unless and until a Transferee Representative delivers an election notice to purchase the remaining Subject Shares pursuant to this Section 3(a).
          (B) In the event that the Company does not exercise its option to purchase any or all of the Subject Shares within such ten business day period, each of the Transferee Representatives may elect to purchase all, but not less than all, of the Subject Shares not being purchased by the Company. Each Transferee Representative shall give notice of its intention to exercise, or that it does not intend to exercise, its option hereunder to the Transferor and to the Company within ten business days after receipt of notice from the Company to the effect that the Company will not exercise any or all of its option to purchase, or, if the Company does not give such notice, within ten business days after expiration of the response period specified in Section 3(a)(iii)(A). Failure by any Transferee Representative to give notice of its intent to exercise or not exercise within such ten business day period shall be deemed a failure to exercise such Transferee Representative’s option hereunder.
          (C) In either event, any notice of exercise (the party or parties giving such notice of exercise, the “Purchaser(s)”) pursuant to paragraphs (A) or (B) above shall specify a date for the closing of the purchase, which shall not be more than thirty days after the date of the giving of such notice.
          (D) In the event the Company does not exercise its option to purchase all of the Subject Shares and more than one Transferee Representative elects to purchase all of the Subject Shares not being purchased by the Company, such Subject Shares shall be divided equally between such Transferee Representatives or otherwise in a manner to be agreed by such Transferee Representatives on or prior to the closing of the purchase.
                (iv) Purchase Price. Subject to Section 3(a)(v), the purchase price per share paid by the Company or any Transferee Representative for the Subject Shares shall be the price per share offered to be paid by the prospective transferee described in the offer, which price shall be paid in cash or, if so provided in the offer of the prospective transferee, cash plus deferred payments of cash in the same proportions, and with the same terms of deferred payment as therein set forth.
                (v) Consideration Other Than Cash. If the offer to purchase Subject Shares pursuant to the Third Party Offer is for consideration other than cash or cash plus deferred payments of cash, the Purchaser(s) shall pay the cash equivalent of such other consideration. If the Transferor and the Purchaser(s) cannot agree on the amount of such cash equivalent within ten business days after the last notice of exercise is given pursuant to Section 3(a)(iii)(A) or (B), any of such parties may, by five business days’ written notice to the other, initiate appraisal proceedings under Section 3(a)(vi) for determination of the cash equivalent.
                (vi) Appraisal Procedure. If any party shall initiate an appraisal procedure to determine the amount of the cash equivalent of any consideration for Subject Shares under Section 3(a)(v), then the Transferor and the Purchaser(s) shall, by mutual agreement, promptly appoint as an appraiser an individual who shall be a nationally-recognized investment banking firm. The appraiser shall, within ten business days of appointment, investigate the value of the consideration for the Subject Shares as of the proposed transfer date and shall submit a notice of an appraisal of that value to each party. The Transferor and the Purchaser(s) agree to be bound by such appraisal. The cost of the appraisal shall be shared one-half by the Transferor and one-half by the Purchaser(s).
               (vii) Closing of Purchase. The closing of the purchase shall take place at the office of the Company or such other location as shall be mutually agreeable to the Purchaser(s) and the Transferor, on a date chosen by the Purchaser(s), and the purchase price, to the extent comprised of cash, shall be paid at the closing by wire transfer of immediately available funds, and cash equivalents and documents evidencing any deferred payments of cash permitted pursuant to Section 3(a)(iv) above shall be delivered at the closing. At the closing, the Transferor shall deliver to the Purchaser(s) the certificates evidencing the Subject Shares to be conveyed, duly endorsed and in negotiable form with any requisite documentary stamps affixed thereto or with an instrument evidencing the Transfer reasonably acceptable to the Company.
               (viii) Release from Restriction; Termination of Rights. If the offer to sell all of the Subject Shares is not accepted pursuant to this Section 3(a), the Transferor may accept the Third Party Offer and Transfer the Subject Shares to the prospective transferee named in the Statement attached to the offer in accordance with the agreed upon terms of such Transfer set forth in the Statement, provided that (A) such Transfer shall be made only in strict accordance with the terms therein stated and (B) the transferee agrees, in writing, to be bound by such Stockholder’s obligations under this Agreement pursuant to an instrument of assumption reasonably satisfactory in form and substance to the Board. If the Transferor shall fail to accept the Third Party Offer and consummate the proposed Transfer within ninety (90) days following the expiration of the time hereinabove provided for the election by the Transferee Representatives, the Subject Shares shall again become subject to all the restrictions of this Section 3.
               (ix) Limitations. The provisions of this Section 3(a) shall not apply to Permitted Transfers.
          (b) Injunctive Relief. The Company and the Stockholders hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any Investor to perform any of its obligations set forth in this Section 3. Therefore, the Company and the Stockholders shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the Company and the Stockholders hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.
          4. REGISTRATION RIGHTS.
          (a) Requested Registration.
               (i) Request for Registration. If the Company shall receive from a Stockholder (a “Requesting Holder”), at any time after six (6) months after the consummation of the Initial Public Offering, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities held by such Requesting Holder, the Company will as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 4(a):
(1) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;
(2) with respect to the Requesting Holder only, after the Company has effected two (2) such registrations requested by such Requesting Holder pursuant to this Section 4(a) and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed;
(3) during the period following any underwritten public offering by the Company as contemplated by Section 4(i) below, as such period may be extended by the underwriter representative; or
(4) if the Company shall furnish to the Requesting Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company for a registration statement to be filed in the near future, in which case the Company’s obligation to use its diligent best efforts to comply with this Section 4 shall be deferred for one or more periods not to exceed one hundred eighty (180) days in the aggregate in any twelve-month period.
          In the event the Company is not obligated to effect any requested registration by virtue of the foregoing clauses (1) through (4), such request shall not be deemed to be a demand for registration for purposes of this Section 4(a). The registration statement filed pursuant to the request of the Requesting Holder, subject to the provisions of Section 4(a)(ii) below, may include other securities of the Company which are held by Persons (including any other Stockholder) who, by virtue of agreements with the Company, are entitled to include their securities in any such registration (“Other Stockholders”) and securities being sold by the Company for its own account.
               (ii) Underwriting.
       (A) If the Requesting Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 4(a)(i).

     (B) If Other Stockholders request such inclusion, the Requesting Holder shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 4. The Stockholders whose shares are to be included in such registration shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) agree to sell such Stockholder’s shares on the basis provided in any underwriting arrangement approved by the Requesting Holder and the Company and complete and execute all questionnaires, powers of attorney, indemnities and other documents required for such underwriting arrangements and the Company and such Requesting Holder and such Other Stockholders shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 4(a), if the underwriter representative advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares included in the registration by the Requesting Holder and each Other Stockholder shall be reduced on a pro rata basis (based on the number of shares of Common Stock held by such holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Requesting Holder. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the officers and directors of the Company (who are not already included in the registration as Other Stockholders) may include their securities for their own account in such registration if the underwriting representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited. For the avoidance of doubt, none of the securities being registered for the Company’s own account shall be excluded from such registration; provided that if the inclusion of such securities by the Company in the registration causes any of the Registrable Securities included in the Requesting Holder’s written request pursuant to 4(a)(i) to be excluded from the underwriting by reason of the underwriter’s marketing limitation, such request shall not be deemed to be a demand for registration for purposes of this Section 4(a).
     (b) Company Registration.
               (i) If the Company shall determine to register any of its equity securities either for its own account or for the account of any holders of equity securities of the Company other than a registration (x) relating solely to employee stock or benefit plans, (y) relating solely to a Commission Rule 145 transaction, or (z) on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:
     (A) promptly give to each Stockholder Representative a written notice thereof;
     (B) if any capital stock of the Company held by any Stockholder will be included in the registration, promptly give to each other Stockholder a written notice of the registration; and
     (C) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Stockholders, within fifteen (15) days after receipt of the last written notice from the Company described in clause (A) or (B) above, as the case may be, except as set forth in Section 4(b)(ii) below. Such written request may specify all or a part of such Stockholder’s Registrable Securities.
          (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Stockholder Representatives as a part of the written notice given pursuant to Section 4(b)(i)(A) and, if applicable, (B). In such event, the right of each of the Stockholders to registration pursuant to this Section 4(b) shall be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of such Stockholder’s Registrable Securities in the underwriting to the extent provided herein. Each Stockholder whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) agree to sell such Stockholder’s shares on the basis provided in any underwriting arrangements approved by the Company and complete and execute all questionnaires, power of attorney, indemnities and other documents required for such underwriting arrangements and enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 4(b), if the underwriter representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that may be included in the registration and underwriting by each of the Stockholders and Other Stockholders shall be reduced, on a pro rata basis (based on the number of shares of the class to be registered held by such holders), by such minimum number of shares as is necessary to comply with such limitation. For the avoidance of doubt, none of the securities being registered by the Company for its own account shall be excluded. If any of the Stockholders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
          (c) Form S-3. If the Company has qualified for the use of Form S-3, the Stockholders shall have the right to request registration on Form S-3 (such request shall be in writing and shall state the number of shares of Registrable Securities to be disposed of). The Company shall give written notice to all of the Stockholder Representatives of the receipt of a request for registration pursuant to this Section 4(c) and shall provide a reasonable opportunity for other Stockholders to participate in the registration; provided that if the registration is for an underwritten offering, the terms of Section 4(a)(ii) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Stockholders thereof for purposes of disposition.
          (d) Company Control. The Company may decline to file a registration statement referenced in Section 4(b) above, or withdraw such registration statement after filing, but prior to the effectiveness of the registration statement; provided that the Company shall promptly notify each Stockholder Representative in writing of any such action. The Company shall have the sole discretion to select any and all underwriters that may participate in any underwritten offering.
          (e) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 4 shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.
          (f) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 4, the Company will keep the Stockholders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will, subject to the terms of this Section 4:
               (i) keep such registration effective for a period of one hundred twenty (120) days or until the Stockholders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such 120-day period shall be extended for a period of time equal to the period during which the Stockholders refrain from selling any securities included in such registration in accordance with the provisions in Section 4(i) hereof; and (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Securities are sold; provided that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement; and provided further that the Stockholders shall not be permitted to sell any securities at any time that the

Board of Directors determines in good faith that it would be materially detrimental to the Company for sales of securities to be made;
               (ii) furnish such number of prospectuses and other documents incident thereto as each of the Stockholders, as applicable, from time to time may reasonably request;
               (iii) notify each Stockholder covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and
               (iv) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and addressed to the underwriters and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and addressed to the underwriters.
          (g) Indemnification.
               (i) To the extent permitted by law, the Company will indemnify each of the Stockholders, as applicable, with respect to each registration which has been effected pursuant to this Section 4, and each underwriter for such Stockholder, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any of the following (each, a “Violation”): (x) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (y) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and will reimburse each of the Stockholders, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to any Stockholder, underwriter or controlling person to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon a Violation which occurs in reliance upon information furnished to the Company by the Stockholders, underwriter or controlling person seeking to be indemnified, where such information is specifically provided for use in such prospectus, offering circular or other document.

               (ii) Each of the Stockholders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Stockholder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Stockholder therein not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Stockholder and stated to be specifically for use therein; provided, however, that the obligations of each of the Stockholders hereunder shall be limited to an amount equal to the net proceeds to such Stockholder of securities sold as contemplated herein.
               (iii) Each party entitled to indemnification under this Section 4(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party); provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
               (iv) If the indemnification provided for in this Section 4(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
               (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.
          (h) Information by the Stockholders. Each of the Stockholders holding securities included in any registration shall furnish to the Company such information regarding such Stockholder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 4.
          (i) “Market Stand-off” Agreement. Each of the Stockholders agrees, if requested by the Company and an underwriter of equity securities of the Company, not to sell or otherwise transfer or dispose of any Registrable Securities held by such Stockholder during the 90-day period following the effective date (including, with respect to any registration statement on Form S-3, the effective date as defined under Rule 430B(f) of the Securities Act)of any registration statement of the Company filed under the Securities Act. If requested by the underwriters, the Stockholders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 90-day period. The provisions of this Section 4(i) shall be binding upon any transferee who acquires Registrable Securities.
          (j) Additional Rights. In the event the Company shall grant to any Stockholder registration rights that are more favorable in any respect to such Stockholder than the registration rights granted to any other Stockholder herein, such other Stockholders, as the case may be, shall be entitled to such more favorable provisions.
          (k) Transfer of Registration Rights. The registration rights set forth in this Section 4 may be assigned, in whole or in part, to any Permitted Transferee (who shall be bound by all obligations of this Agreement); provided that such Transfer is in accordance with the terms of this Agreement.

          (l) Termination. The registration rights set forth in this Section 4 shall no longer be available to any Stockholder if all of the Registrable Securities held by such Stockholder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144.
          5. TERMINATION.
          This Agreement shall terminate on the date on which each of the Stockholder Representatives shall have agreed in writing to terminate this Agreement.
          6. INTERPRETATION OF THIS AGREEMENT.
          (a) Terms Defined. As used in this Agreement, the following terms have the respective meaning set forth below:
          Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
          Common Stock: the common stock, par value $0.001 per share, of the Company.
          Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.
          Owns, Own or Owned: shall mean beneficial ownership, assuming the conversion of all outstanding securities convertible into Common Stock and the exercise of all outstanding options and warrants to acquire Common Stock.
          Permitted Transfer: shall mean any Transfer of Shares (i) for estate planning purposes or (ii) to a charitable contribution; provided that in each instance the transferee agrees to be bound by the provisions of this Agreement as if such transferee were an original signatory hereto and standing in the shoes of the transferor in such Transfer. Any any Permitted Transferee of a Hillier Stockholder shall be treated as a Hillier Stockholder for all purposes hereof; any Permitted Transferee of a Clarkson Stockholder shall be treated as a Clarkson Stockholder for all purposes hereof; and any Permitted Transferee of a LaRose Stockholder shall be treated as a LaRose Stockholder for all purposes hereof.
          Permitted Transferee: shall mean any Person that acquires Shares in a Permitted Transfer.
          Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.
          Public Offering: shall mean any offering of Shares to the public pursuant to an effective registration statement under the Securities Act.
          Register, Registered and Registration: shall mean to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement.
          Registrable Securities: shall mean all Shares held by the Stockholders.
          Registration Expenses: shall mean all expenses incurred by the Company in compliance with Section 4(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of counsel for the Stockholders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).
          Rule 144 Sale: shall mean a sale of Shares to the public through a broker, dealer or market-maker pursuant to Rule 144 under the Securities Act (or any successor rule or regulation).
          Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.
          Securities Act: shall mean the Securities Act of 1933, as amended.
          Stockholder Representatives: shall mean the Hillier Representative, the Clarkson Representative and the LaRose Representative.
          Transfer: shall mean any sale, transfer, conveyance, assignment, pledge, hypothecation or other disposition.
          Voting Stock: means all classes of capital stock of the Company then outstanding and normally entitled to vote in the election of directors of the Company.
          (b) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.
          (d) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

          7. MISCELLANEOUS
          (a) Notices.
               (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:
(A)	if to any of the Hillier Stockholders, to: Luke M. Hillier 621 Lynnhaven Parkway, Suite 400 Virginia Beach, VA 23452 Telephone: 757-481-7758 Telecopier: lhillier@asdinc.com or at such other address and to the attention of such other person as the Hillier Representative may designate by written notice to the Company and the other Stockholders.
(B)	if to any of the Clarkson Stockholders, to: Daniel J. Clarkson 621 Lynnhaven Parkway, Suite 400 Virginia Beach, VA 23452 Telephone: 757-481-7758 Telecopier: dclarkson@adsinc.com or at such other address and to the attention of such other person as the Clarkson Representative may designate by written notice to the Company and the other Stockholders.
(C)	if to any of the LaRose Stockholders, to: R. Scott LaRose 1413 N Great Neck Road VA Beach, VA 23454 Telephone: 757-223-8073 Telecopier: rlarose@mythics.com or at such other address and to the attention of such other person as the LaRose Representative may designate by written notice to the Company and the other Stockholders.
(D)	and if to the Company, at:

ADS Tactical, Inc. 621 Lynnhaven Parkway, Suite 400 Virginia Beach, Virginia 23452 Attn: Charles M. Salle Telephone: (757) 481-7758 Telecopy:
with a copy to:
Latham & Watkins LLP 885 Third Avenue Suite 1000 New York, New York 10022 Attn: Ian D. Schuman Telephone: 212-906-1894 Telecopy: 212-751-4864
or at such other address and to the attention of such other person as the Company may designate by written notice to the Stockholders.
               (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.
          (b) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by each Stockholder pursuant hereto and (iii) financial statements, certificates and other information previously or hereafter furnished to each Stockholder, may be reproduced by each Stockholder by a photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Stockholder may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Stockholder in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
          (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.
          (d) Entire Agreement; Amendment and Waiver. This Agreement constitute the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of each of the Stockholder Representatives.

          (e) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.
          (f) Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.
          (g) Recapitalization, Exchange, Etc. Affecting the Company’s Stock. Nothing in this Agreement shall prevent the Company from effecting any recapitalization, corporate reorganization, “corporate inversion” involving the creation of one or more holding companies and/or holding company subsidiaries, or similar transaction. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all shares of Common Stock and all of the other shares of capital stock of the Company or any successor or assignee of the Company (whether by merger, consolidation, sale of assets, business combination or otherwise) that may be issued in respect of, in exchange for, or in substitution of such shares of capital stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.
          (h) Submission to Jurisdiction; Waiver of Jury Trial. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS STOCKHOLDERS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.

COMPANY: ADS Tactical, INC.
By:	/s/ Luke M. Hillier
	Name:	LUKE M. HILLIER
	Title:	CEO

HILLIER STOCKHOLDERS: LUKE M. HILLIER
/s/ LUKE M. HILLIER

LUKE M. HILLIER 2010 GRANTOR RETAINED ANNUITY TRUST
By:	/s/ Luke M. Hillier
	Name:	LUKE M. HILLIER
	Title:	TRUSTEE

HILLIER REPRESENTATIVE: LUKE M. HILLIER
/s/ Luke M. Hillier

CLARKSON STOCKHOLDERS: DANIEL J. CLARKSON
/s/ Daniel J. Clarkson

DANIEL J. CLARKSON 2010 GRANTOR RETAINED ANNUITY TRUST
By:	/s/ Daniel J. Clarkson
	Name:	DANIEL J. CLARKSON
	Title:	TRUSTEE

CLARKSON REPRESENTATIVE: DANIEL J. CLARKSON
/s/ Daniel J. Clarkson

LAROSE STOCKHOLDERS: R. SCOTT LAROSE
/s/ R. Scott Larose

R. SCOTT LAROSE 2010 GRANTOR RETAINED ANNUITY TRUST
By:	/s/ R. Scott Larose
	Name:	R. SCOTT LAROSE
	Title:	TRUSTEE

LAROSE REPRESENTATIVE: R. SCOTT LAROSE
/s/ R. SCOTT LAROSE

SCHEDULE I

Hillier Stockholders

Investor	Shares Owned
1. Luke M. Hillier	84,809.2
2. Luke M. Hillier 2010 Grantor Retained Annuity Trust	1,730.8

SCHEDULE II

Clarkson Stockholders

Investor	Shares Owned
1. Daniel J. Clarkson	24,147.2
2. Daniel J. Clarkson 2010 Grantor Retained Annuity Trust	492.8

SCHEDULE III

LaRose Stockholders

Investor	Shares Owned
1. R. Scott LaRose	36,405.6
2. R. Scott LaRose 2010 Grantor Retained Annuity Trust	554.4